EXHIBIT 99.2

ARKADOS GROUP, INC.

Amendment No. 1 To 8% Subordinated Note due January 31, 2010

REFERENCE is hereby made to the 8% Subordinated Note due January 31, 2010 (the “Original Note”) of Arkados Group, Inc., a Delaware corporation (the “Company”) in the name of the holder whose name appears below (the “Holder”) originally issued during the period from August 24, 2009 to January 31, 2010.

WHEREAS, the Holder has determined that it its best interest to modify the Original Note to extend the date of maturity.

NOW THEREFORE, in consideration of the agreements set forth in this agreement and those related to the original issuance of the Original Note:

1.           CERTAIN DEFINITIONS.

(a)           Except as otherwise provided in this agreement, all words and terms defined in the Original Note, have the same meanings in this agreement as such defined words and terms  are given in the Original Note.

(b)           “Note” means the Original Note originally issued during the period from August 24, 2009 to January 31, 2010, as previously supplemented and amended and as amended by this agreement and as from time to time further supplemented and amended.

(c)           “Amendment” means this agreement dated February 3, 2010.

2.           EXTENSION OF DUE DATES; WAVIER OF DEFAULT.

(a)           The Original Note is amended to replace each occurrence of the words
 “January 31, 2010” with “March 31, 2010.”

(b)           The Holder waives all past defaults on the Note.

3.           EFFECT OF ORIGINAL NOTE.

Except as supplemented and amended by this  Amendment  and such conforming changes as necessary to reflect the modification herein, all of the provisions of the Original Note shall remain in full force and effect from and after the effective date of this Agreement.

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